                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Wisconsin Energy Corporation of our report dated January 27, 1999 relating to the financial statements and financial statement schedule appearing in Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

                                                  /s/ PricewaterhouseCoopers LLP

                                                   PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
September 9, 1999